Filed with the Securities and Exchange Commission on August 22, 2000
                                                  Registration No._________

     UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8

                  REGISTRATION STATEMENT
                           UNDER
                 THE SECURITIES ACT OF 1933

                   TEKNOWLEDGE CORPORATION
      (Exact name of registrant as specified in its charter)

          Delaware                                     94-2760916
       --------------                               ---------------
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)


                        1810 Embarcadero Road
                        Palo Alto, CA 94303
                    ----------------------------
         (Address of principal executive offices) (Zip code)

                        Teknowledge Corporation
                        1998 Stock Option Plan
                ---------------------------------------
                       (Full title of the plan)

                           Dennis A. Bugbee
     Chief Financial Officer, Vice President of Finance and Secretary
                       Teknowledge Corporation
                         1810 Embarcadero Road
                          Palo Alto, CA 94303
                 (Name and address of agent for service)
     ---------------------------------------------------------------------
Telephone  number,  including  area code,  of agent for service:  (650)424-0500.

         This  registration   statement  shall  hereafter  become  effective  in
         accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE
                                                      Proposed
                                        Proposed      maximum
     Title of                           maximum       aggregate
 Securities to be      Amount to be  offering price   offering
    registered (1)     registered (2) per share (3)    price (3)   Amount of
                                                                registration fee

1998 Stock Option Plan
Common Stock            600,000       $5.00         $3,000,000      $792.00
Par Value $0.01         150,000       $5.00         $  750,000      $198.00


TOTALS                  750,000                     $3,750,000      $990.00



1 The securities to be registered include options to acquire Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1998 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1998 Stock Option Plan, the price is based upon the average of the bid and asked prices of the Common Stock on August 16, 2000, as reported on the Nasdaq Bulletin Board.

        PART II  INFORMATION  REQUIRED IN THE  REGISTRATION  STATEMENT

Item 3. Incorporation of Documents by Reference Teknowledge Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest annual report on Form 10-KSB filed pursuant to Sections 13(a) or 15(d) of the Securities
                     Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission on March 30, 2000 and as amended on May 1, 2000.

               (b) Allother reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a)above.

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to thisregistration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        Interests  of  Named  Experts  and  Counsel Inapplicable.

Item 6. Indemnification of Directors and Officers Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

               The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

               Section 145 of the General Corporation Law of the State of Delaware provides for indemnification the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law.The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

               Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.        Exemption From  Registration  Claimed Inapplicable.

Item 8.        Exhibits See Exhibit  Index.

Item 9.        Undertakings  The undersigned  registrant  hereby  undertakes:

               (1)    To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effectiveamendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 17, 2000.

                                        Teknowledge Corporation




                                        By: /s/ Dennis A. Bugbee
                                        ---------------------------
                                            Dennis A. Bugbee
                                            Chief  Financial  Officer,
                                            Vice President of Finance and
                                            Secretary

                        SIGNATURES AND POWER OF ATTORNEY


         The officers and directors of Teknowledge Corporation whose signatures appear below, hereby constitute and appoint Dennis A. Bugbee and Neil A. Jacobstein, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                        Date
-------------------------          -------------                 ----------

/s/ Neil A Jacobstein      Chairman of the Board, President and  August 17, 2000
-------------------------  Chief Executive Officer and Director
Neil A. Jacobstein


                            Chief Financial Officer,t
/s/ Dennis A. Bugbee       Vice President of Finance and
-------------------------  Secretary (Principal Financial        August 17, 2000
Dennis A. Bugbee           and Accounting Officer)


/s/ James C. Workman       Director                              August 18, 2000
-------------------------
James C. Workman

/s/ Dr. Larry E. Druffel   Director                              August __, 2000
-------------------------
Dr. Larry E. Druffel


/s/  Gen. Robert T. Marsh  Director                              August 18, 2000
-------------------------
Gen. Robert T. Marsh


/s/ Benedict O'Mahoney     Vice President of Administration and  August 17, 2000
-------------------------  Legal Affairs and Director
Benedict O'Mahoney

                                  EXHIBIT INDEX

4.1 Amended and Restated Certificate of Incorporation, as amended, of the Company is incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission

4.2  Amended and Restated Bylaws of the Company are incorporated by reference to
     Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission

5.1       Opinion re legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of Arthur Andersen LLP

24 Power of Attorney (included in signature pages to this registration statement)

                                                                     EXHIBIT 5.1
[LETTERHEAD OF GRAY CARY WARE FREIDENRICH LLP]
400 Hamilton Ave, Palo Alto, CA 94301-1825
Phone:    650-328-6561

August 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         As legal counsel for Teknowledge Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 750,000 shares of the Common Stock, $0.01 par value, of the Company which may be issued pursuant to the Teknowledge Corporation 1998 Stock Option Plan (the "Plan").

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals  and  the  conformity  to  the  originals  of  all  documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

         Based on such examination, we are of the opinion that the 750,000 shares of Common Stock which may be issued under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

         Respectfully submitted,


         GRAY CARY WARE & FREIDENRICH LLP

                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 17, 2000 included in Teknowledge Corporation's Form 10-KSB for the year ended December 31, 1999 and to all references to our Firm included in this registration statement on Form S-8.


                                                         /s/ Arthur Andersen LLP


San Jose, California
August 15, 2000